Exhibit 1
Transactions Effected During the Past Sixty Days

The following tables set forth all transactions in Common Stock effected by the Reporting Persons during the sixty days prior to the date of the event that requires filing of this statement through the date hereof. Except as otherwise noted below, all sales of Common Stock were effected in open market transactions at prevailing market prices.

The Valentin Gapontsev Trust I

The following sales of Common Stock were effected by The Valentin Gapontsev Trust I pursuant to a Rule 10b5-1 trading plan:

Transaction Date	Number of Shares	Price Per Share (1)	Price Per Share Range
01/12/2026	16,065	$76.20	$75.47 – $76.45
01/12/2026	1,928	$76.69	$76.61 – $76.82
01/13/2026	16,752	$76.71	$76.29 – $77.24
01/13/2026	6,277	$77.70	$77.31 – $78.00
01/14/2026	3,667	$77.19	$76.31 – $77.30
01/14/2026	13,159	$77.63	$77.31 – $78.22
01/14/2026	700	$78.55	$78.34 – $78.75
01/15/2026	571	$79.38	$78.66 – $79.63
01/15/2026	7,381	$80.16	$79.68 – $80.50
02/17/2026	6,590	$125.40	$124.92 – $125.86
02/17/2026	6,820	$126.33	$125.92 – $126.88
02/17/2026	4,354	$127.42	$126.92 – $127.90
02/17/2026	5,012	$128.33	$127.92 – $128.80
02/17/2026	3,931	$129.56	$129.02 – $130.01
02/17/2026	4,931	$130.57	$130.03 – $131.02
02/17/2026	8,383	$131.67	$131.03 – $132.02
02/17/2026	15,882	$132.40	$132.03 – $132.99
02/17/2026	4,035	$133.42	$133.05 – $133.87
02/17/2026	125	$134.12	-
02/17/2026	1,381	$135.93	$135.40 – $136.39
02/17/2026	1,393	$136.89	$136.45 – $137.41
02/17/2026	790	$137.79	$137.46 – $138.44
02/17/2026	760	$138.82	$138.50 – $139.10
02/17/2026	100	$140.58	-
02/17/2026	376	$141.97	$141.72 – $142.46
02/17/2026	137	$143.71	$143.00 – $143.72
02/17/2026	480	$144.29	$144.20 – $144.51
02/17/2026	410	$146.21	-
02/17/2026	220	$148.00	-
02/17/2026	390	$149.88	$149.12 – $150.01
07/21/2026	1,000	$100.08	$99.84 - $100.57
07/21/2026	7,100	$101.20	$100.99 - $101.98
07/21/2026	24,347	$102.04	102.00 - $102.94
07/21/2026	23,869	$103.00	$103.00 - $103.13
(1) Where applicable, the price shown represents the weighted average price per share for shares sold in multiple transactions. The Reporting Person undertakes to provide upon request by the staff of the Securities and Exchange

Commission, the Issuer or a security holder of the Issuer, information regarding the number of shares sold at each separate price within the respective ranges.

Eugene Scherbakov

The following transactions in Common Stock were effected by Eugene Scherbakov in his individual capacity, except as otherwise noted:

Transaction Date	Transaction Type	Number of Shares	Price Per Share (2)	Price Per Share Range
12/23/2025	Sale (3)	2,655	$74.43	$73.92 – $74.81
12/23/2025	Sale (3)	45	$74.99	$74.93 – $75.00
01/21/2026	Sale (3)	93	$79.33	$78.80 – $79.76
01/21/2026	Sale (3)	1,204	$80.37	$80.00 – $80.83
01/21/2026	Sale (3)	1,403	$81.57	$81.07 – $81.60
02/13/2026	Option Exercise (4)	7,592 (acquired)	$81.89	-
02/13/2026	Withholding (5)	5,727 (disposed)	$153.91	-
02/24/2026	Sale (3)	200	$135.72	$135.42 – $136.01
02/24/2026	Sale (3)	1,500	$137.13	$136.60 – $137.50
02/24/2026	Sale (3)	400	$138.33	$137.99 – $138.66
02/24/2026	Sale (3)	600	$139.95	$139.67 – $139.97
03/01/2026	Tax Withholding (6)	7,237 (disposed)	$131.57	-
06/29/2026	Sale (3)	973	$100.43	$100.12 - $101.01
06/29/2026	Sale (3)	250	$101.24	$101.17 - $101.34
06/29/2026	Sale (3)	100	$102.92	-
06/29/2026	Sale (3)	1	$104.63	-
06/29/2026	Sale (3)	200	$106.66	-
(2) Where applicable, the price shown represents the weighted average price per share for shares sold in multiple transactions. The Reporting Person undertakes to provide upon request by the staff of the Securities and Exchange Commission, the Issuer or a security holder of the Issuer, information regarding the number of shares sold at each separate price within the respective ranges.
(3) This sale was effected pursuant to a Rule 10b5-1 trading plan adopted by the Reporting Person.
(4) Represents the exercise of employee stock options on a net share settlement basis. The stock options were fully vested and exercisable at an exercise price of $81.89 per share. This transaction was not effected pursuant to the Rule 10b5-1 trading plan.
(5) Represents shares of Common Stock withheld by the Issuer to satisfy the aggregate exercise price and tax withholding obligations in connection with an option exercise. This transaction was not effected pursuant to the Rule 10b5-1 trading plan.
(6) Represents shares of Common Stock withheld by the Issuer to cover tax withholding obligations upon the vesting of restricted stock units. This transaction was not effected pursuant to the Rule 10b5-1 trading plan.

Angelo P. Lopresti

The following transactions in Common Stock were effected by Angelo P. Lopresti in his individual capacity, except as otherwise noted:

Transaction Date	Transaction Type	Number of Shares	Price Per Share (7)
01/21/2026	Sale (8)	1,500	$85.00
02/12/2026	Option Exercise (9)	5,861 (acquired)	$81.89
02/12/2026	Withholding (10)	4,022 (disposed)	$150.25
02/18/2026	RSU Grant (11)	4,465 (acquired)	-

03/01/2026	Tax Withholding (12)	3,848 (disposed)	$131.57
06/29/2026	Sale (8)	1,000	$110.33
(7) Where applicable, the price shown represents the weighted average price per share for shares sold in multiple transactions. The Reporting Person undertakes to provide upon request by the staff of the Securities and Exchange Commission, the Issuer or a security holder of the Issuer, information regarding the number of shares sold at each separate price within the respective ranges.
(8) This sale was effected pursuant to a Rule 10b5-1 trading plan adopted by the Reporting Person.
(9) Represents the exercise of employee stock options on a net share settlement basis. The stock options were fully vested and exercisable at an exercise price of $81.89 per share.
(10) Represents shares of Common Stock withheld by the Issuer to satisfy the aggregate exercise price and tax withholding obligations in connection with an option exercise.
(11) Represents a grant of restricted stock units vesting in three annual installments of 33%, 33% and 34% on March 1, 2027, March 1, 2028 and March 1, 2029, respectively.
(12) Represents shares of Common Stock withheld by the Issuer to cover tax withholding obligations upon the vesting of restricted stock units.